UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2009

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 16, 2009, the Master Put Option and Membership Interest Purchase Agreement, dated as of December 17, 2008 (the “Master Agreement”), by and among Constellation Energy Group, Inc. (the “Seller”), EDF Development Inc. (the “Purchaser”), E.D.F. International S.A. and Constellation Energy Nuclear Group, LLC was amended to change the termination date of the Master Agreement from September 17, 2009 (the date that is nine months from the date of the Master Agreement) to October 30, 2009.  All other terms of the Master Agreement remain in full force and effect including the provision enabling either the Seller or Purchaser to extend the termination date to December 17, 2009 (the date that is twelve months from the date of the Master Agreement) in the event that all conditions to closing have been satisfied as of October 30, 2009 other than the receipt of required regulatory approvals or the existence of a law or court order prohibiting the closing.

Amendment No. 1 to the Master Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements.  We make statements in this report that may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to the Master Put Option and Membership Interest Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	September 16, 2009	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to the Master Put Option and Membership Interest Purchase Agreement